Exhibit 99.1
Oclaro Provides Updated Revenue Guidance for
Third Quarter of Fiscal 2011
Conference Call to Discuss Q3 Fiscal 2011 Financial Results on April 28, 2011
SAN JOSE, Calif., — April 5, 2011 — Oclaro, Inc. (NASDAQ: OCLR), a tier-one provider of optical communications and laser solutions, today announced it currently expects revenues for the third quarter of fiscal 2011, ended April 2, 2011, to be approximately $116.5 million. This compares with revenue of $120.3 million in the second quarter of fiscal 2011, ended January 1, 2011, and compares with the estimate of $123 million to $131 million the Company provided on January 27, 2011.
The revenue shortfall from the previous estimate resulted primarily from inventory corrections among certain of the Company’s telecom customers that began during the quarter and continued through the end of the quarter. The Company also expects a correlation between this lowered revenue estimate for the quarter, and the estimated level of gross margins and Adjusted EBITDA for the quarter.
The Company currently has a cautious short term view of revenues for its quarter ended July 2, 2011, however, it remains confident in the solid fundamentals of its business. This confidence is based on an expected book-to-bill ratio of approximately 1:1 in telecom for the third fiscal quarter, with particular bookings strength late in the quarter, as well as scheduled new product introductions and the Company’s belief in the fundamental underlying demand for broadband.
Oclaro cautions that its anticipated revenue results are preliminary and based on the best information currently available, and are subject to completion of the financial statements for the third quarter of fiscal 2011. The Company will announce its financial results for the third quarter of fiscal 2011 on April 28, 2011.
Conference Call to Discuss Q3 Fiscal 2011 Financial Results on April 28, 2011
Oclaro will hold a conference call to discuss financial results for the third quarter of fiscal 2011 on Thursday, April 28, 2011 at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9712. A replay of the conference call will be available through May 5, 2011. To access the replay, dial (858) 384-5517. The passcode for the replay is 4429507. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.
About Oclaro
Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics, and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.K., Switzerland and Italy, and in-house and contract manufacturing sites in the U.S., Thailand and China. To support its diverse and global customer base, Oclaro maintains design, sales and service organizations in each of the major regions around the world. For more information visit http://www.oclaro.com.
Copyright 2011. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

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Safe Harbor Statement
This press release and the statements made by management contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning financial targets and expectations, including financial guidance for the fiscal quarter ending April 2, 2011 regarding revenue, gross margin, Adjusted EBITDA, book-to-bill ratios, scheduled new product introductions and the demand for broadband. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “will”, “should”, “outlook”, “could”, “target”, and other words and terms of similar meaning in connection the any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q, and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com